Exhibit 99.1

Contact:

Brian E. Powers, Chairman and Chief Executive Officer

CRAWFORD UNITED CORPORATION

10514 Dupont Avenue

Cleveland, Ohio 44108

216-496-3238

June 21, 2019 FOR IMMEDIATE RELEASE

CRAWFORD UNITED  ANNOUNCES RESIGNATION OF EDWARD CRAWFORD AS DIRECTOR

CLEVELAND, OHIO, June 21, 2019 – Crawford United Corporation (OTC Pink: CRAWA), a Cleveland-based holding company serving diverse markets, announced that Mr. Edward F. Crawford has resigned as a Board Member, effective June 17, 2019, to assume the responsibility as the U.S. Ambassador to the Republic of Ireland. Mr. Crawford has served as a Board Member since 2012.

Mr. Crawford stated, “I would like to take this opportunity to thank all the stakeholders for supporting a vision resulting in the evolution of a great Company.” Brian E. Powers, Chairman and Chief Executive Officer stated, “On behalf of the Board of Directors, I would like to thank Mr. Crawford for his vision, leadership, and guidance in building Crawford United Corporation.”

About Crawford United Corporation. Crawford United Corporation is a publicly-traded holding company serving diverse markets, including healthcare, aerospace, education, and petrochemical.

Information about Forward Looking Statements. This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements made regarding the company’s future results. Generally, these statements can be identified by the use of words such as “guidance,” “outlook,” “believes,” “estimates,” “anticipates,” “expects,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results and events may differ significantly from those anticipated as a result of risks and uncertainties, including deterioration of or instability in the economy, the markets the Company serves and the financial markets, developments and uncertainties in U.S. laws and policy, decreased availability or increased costs of materials used in producing the Company’s products, contractions or growth rates and seasonality or cyclicality of markets the Company serves, competition, loss of any key customer, the Company’s ability to successfully integrate the businesses it acquires and achieve the anticipated benefits of such acquisitions,  the impact of divestitures and dispositions, the impact of the Company’s debt obligations on its operations and liquidity, as well as the risks described from time to time in the company’s reports as filed with the Securities and Exchange Commission. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact:	Brian E. Powers, 216-496-3238